Exhibit D-2A
                                                        Page 1 of 2


                                                   The Potomac Edison Company
                                                   Owned Generation Assets

                                                          Step-Up
                                               Power      Transformer      Total                        Net
                                              Station     & Facilities     Book       Accumulated       Book
                             Nameplate       Book Cost    Book Cost        Costs      Depreciation      Costs
Generation Asset            Capactiy (Mw)    @ 9/30/99    @9/30/99        @9/30/99    @9/30/99         @9/30/99
     (1)                        (2)             (3)          (4)            (5)          (6)             (7)


Albright Power Station            69        $35,540,617   $2,123,311      $37,663,928    ($24,947,927)  $12,716,001
Fort Martin Power Station        317        $84,726,461   $1,568,713      $86,295,174    ($59,864,338)  $26,430,836
Harrison Power Station           672       $355,624,658   $2,887,815     $358,512,472   ($156,864,631) $201,647,842
Hatfield's Ferry Power Station   346       $101,949,510   $1,222,098     $103,171,608    ($55,908,540)  $47,263,068
R. Paul Smith Power Station      110        $61,813,187     $677,935      $62,491,122    ($37,244,811)  $25,246,311
Pleasants Power Station          410       $256,089,114   $2,666,678     $258,755,791   ($161,347,072)  $97,408,719
Dam #4 Hydro Station               2         $4,424,323     $130,127       $4,554,450     ($1,313,975)   $3,240,475
Dam #5 Hydro Station               1         $1,686,723      $62,394       $1,749,117       ($638,817)   $1,110,300
Luray Hydro Station                2         $2,709,947      $97,300       $2,807,247       ($748,615)   $2,058,632
Millville Hydro Station            3         $2,758,154      $52,842       $2,810,996       ($935,092)   $1,875,903
Newport Hydro Station              1         $2,273,466     $104,556       $2,378,022       ($497,510)   $1,880,512
Shenandoah Hydro Station           1         $1,203,117      $80,674       $1,283,791       ($445,354)     $838,437
Warren Hydro Station               1         $1,810,075      $93,977       $1,904,052       ($461,235)   $1,442,817
Riverton Power Station             0            $33,168                       $33,168        $396,907      $430,075

Total                          1,935        $912,642,520  $11,768,419     $924,410,939  ($500,821,010) $423,589,929

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

                                     The Potomac Edison Company
                             Generation Related Assets and Liabilities
                                          by FERC Account

                                                                 FERC           Balance
                                                                Account           at
                      FERC Account Name                         Number          9/30/99
                             (1)                                  (2)             (3)
Plant Assets
Intangible Plant
Miscellaneous Intangible Plant                                 303.000               $48,626

Production Plant - Steam
Land and Land Rights-Fee Land                                  310.100            $6,624,800
Land and Land Rights-Easements                                 310.200               $30,568
Structures and Improvements                                    311.000          $104,689,128
Boiler Plant Equipment                                         312.000          $563,712,444
Boiler Plant Equipment-Leased                                  312.200                $1,993
Turbogenerator Units                                           314.000          $150,926,722
Accessory Electric Equipment                                   315.000           $54,303,360
Miscellaneous Power Plant Equipment                            316.000           $15,436,470
   Total Production Plant - Steam                                               $895,725,485

Production Plant - Hydraulic
Land and Land Rights-Fee Land                                  330.100              $150,122
Structures and Improvements                                    331.000            $4,093,901
Reservoirs, Dams and Waterways                                 332.000            $6,587,180
Water Wheels, Turbines and Generators                          333.000            $3,906,991
Accessory Electric Equipment                                   334.000            $1,882,570
Miscellaneous Power Plant Equipment                            335.000              $245,042
   Total Production Plant-Hydraulic                                              $16,865,806

Transmission Plant
Station Equipment-Breakers,Regulators,Power Transformers       353.100            $9,637,394
Station Equipment-Other                                        353.200            $1,509,156
   Total Transmission Plant                                                      $11,146,550

Distribution Plant
Station Equipment-Breakers,Regulators,Power Transformers       362.100              $132,457
Station Equipment-Other                                        362.200              $488,015
Station Equipment-SCADA                                        362.400                $1,397
Poles                                                          364.000                  $365
Services-Underground                                            369.200               $2,238
   Total Distribution Plant                                                         $624,471

Total Plant Assets                                                              $924,410,939

Accumulated Depreciation                                        108.000        ($500,839,794)(1)

Construction Work in Progress                                   107.000          $32,402,083

Fuel Stock & Lime Stock                                       151/154/232        $11,394,721

Materials & Supplies (Stores)                                   154/163          $14,599,358

Emission Allowances                                             158.000              $26,228

Accumulated Deferred Taxes
   FAS 109 Reg Asset                                            182.301          $20,309,018
   FIT Audit                                                    190.101              $13,440
   DIT-Miscellaneous                                            190.119             $191,400
   DIT-Interest Cap                                             190.142           $5,066,836
   DIT-Bond Trust Fund                                          190.146              $65,800
   FAS 109 Liab-ITC                                             254.101          ($3,636,052)
   Job Dev Credit                                               255.401          ($6,193,906)
   Accum DIT-Pollution Cntl                                     281.113         ($36,291,055)
   Lib Tax Depreciation-FIT                                     282.101         ($39,919,572)
   DIT-FERC                                                     282.103            ($601,599)
   DIT-ADR Harrison PS                                          282.105            ($107,054)
   DIT-Repair Allowance                                         282.107          ($1,638,812)
   Accum DIT-ABFDC                                              282.108          ($2,074,456)
   DIT-WV P/C Facilities                                        282.145          ($3,049,018)
   DIT - OPEB Plant                                             282.153            ($937,974)
Total Accumulated Deferred Taxes                                                ($68,803,004)

(1)  Includes $18,784 accumulated depreciation for computer software in Account 303.

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